UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):  April 4, 2025

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24900 Pitkin Road, Suite 309, Spring, Texas 77386
(Address of principal executive offices, including zip code)

(847) 966-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item is included in Item 5.02 below and is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Mr. David Mansfield, age 64, provided notice to the Board of Directors (the “Board”) of Perma-Pipe International Holdings, Inc. (the “Company”) of his retirement as the Company’s President and Chief Executive Officer on or before November 8, 2025. Concurrent with this announcement, the Company has appointed Saleh Sagr as President, with Mr. Mansfield remaining as the Chief Executive Officer and as a Board member through the date of his retirement to ensure a smooth transition.

On March 31, 2025, the Company appointed Saleh Sagr, age 55, as President. Effective immediately, Mr. Sagr will no longer serve as the Company’s Senior Vice President of the Middle East North Africa (“MENA”) region.

Mr. Sagr has served as the Company’s Senior Vice President of the MENA region since June 2021, where he was responsible for overseeing operations in the U.A.E., Saudi Arabia, India, and Egypt. He joined the Company in May 2019 as Vice President of the MENA region. Prior to joining Perma-Pipe, Mr. Sagr served as General Manager for Global Anti Corrosion Techniques Co. Ltd, in Saudi Arabia, a Saudi pipeline company he co-founded in 2005. From 1995 to 2005, Mr. Sagr held various positions for BrederoShaw, such as engineering, startups, and operations management.

In connection with Mr. Sagr's appointment as President, the Company entered into an Executive Employment Agreement with Mr. Sagr, effective as of March 31, 2025 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Sagr will receive an initial annual base salary of $410,000 and a short-term annual incentive bonus opportunity with a target incentive equal to 75% of his base salary. In addition, Mr. Sagr will also be eligible to receive certain long-term incentives, including a cash performance award and restricted stock grants with a total target annual award equal to 100% of his base salary, with pro-rata vesting of such awards over a three-year period. The Employment Agreement is for an initial term of one year, with automatic one-year renewal provisions.

The Employment Agreement, which is filed as Exhibit 10.1 hereto, is incorporated herein by reference.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To facilitate the newly created President officer role, the Company adopted amended and restated By-laws (the "By-laws"), effective March 31, 2025. The amendments provide for the bifurcation of the role of President and Chief Executive Officer, in which the role of President will serve in the capacity of Chief Operating Officer.

The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the Seventh Amended and Restated By-Laws of the Company, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2025, the Company issued a press release announcing the retirement of Mr. Mansfield and the appointment of Mr. Sagr as President. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit
Number

(3.1)	Seventh Amended and Restated By-Laws of Perma-Pipe International Holdings, Inc.
(10.1)	Executive Employment Agreement by and between Perma-Pipe International Holdings, Inc. and Saleh Sagr, dated March 31, 2025
(99.1)	Press Release of Perma-Pipe International Holdings, Inc., dated April 4, 2025, regarding the retirement of David Mansfield as CEO and the appointment of Saleh Sagr as President
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: April 4, 2025	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer